Exhibit 21

POLYMER GROUP, INC.

LIST OF SUBSIDIARIES OF THE COMPANY

The following comprises a list of the subsidiaries of the Company as of December 30, 2006:

Albuma S.A.S.

Bonlam (S.C.), Inc.

Bonlam Andina Ltd.

Bonlam Holdings BV

Bonlam S.A. de C.V.

Chicopee Holdings B.V.

Chicopee Holdings CV

Chicopee, Inc.

DIFCO Performance Fabrics, Inc.

Dominion Nonwovens Sudamerica, S.A.

Dominion Textile (USA) Inc.

Dominion Textile Mauritius Inc.

Dominion Textile, Inc.

DT Acquisition Inc.

FabPro Oriented Polymers, Inc.

Fabrene Corp.

Fabrene, Inc.

FiberGol Corporation

FiberTech Group, Inc.

FNA Acquisition, Inc.

FNA Polymer Corp.

Geca Tapes B.V.

Geca-Tapes PTE LTD

Nanhai Nanxin Non-Wovens Co. Ltd.

Nordlys SAS

PGI Europe, Inc.

PGI Holdings BV

PGI Neunkirchen GmbH

PGI Nonwoven (Foshan) Co. Ltd.

PGI Nonwoven Ltd.

PGI Nonwovens (China) Co. Ltd.

PGI Nonwovens A.B.

PGI Nonwovens BV

PGI Nonwovens Mauritius Ltd.

PGI Polymer, Inc.

PNA Corp.

Poly-Bond Inc.

Polyionix Separation Technologies, Inc.

Pristine Brands Corporation

Technetics Group, Inc.